Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to use in the Registration Statement on Form S-1 of Liberator Medical Holdings, Inc. (“the Registration Statement”) to be filed with the Securities and Exchange Commission on or around January 9, 2009, of our report dated December 15, 2008, appearing in the prospectus which is part of the Registration Statement (“the Prospectus”). We also consent to the reference to us under the heading “Experts” in the Prospectus.
/s/ Berenfeld Spritzer Shechter & Sheer LLP
Berenfeld Spritzer Shechter & Sheer LLP
Fort Lauderdale, Florida
January 9, 2009
Berenfeld Spritzer Shechter & Sheer LLP

2525 Ponce de Leon Boulevard, Fifth Floor, Coral Gables, FL 33134	305.274.4600 main	305.274.4601 fax
401 East Las Olas Boulevard, Suite 1090, Ft. Lauderdaie, FL 33301	954.728.3740 main	954.728.3798 fax	berenfeldllp.com